Exhibit (a)(1)(K)

Offer by

GLEACHER & COMPANY, INC.

To Purchase For Cash
Up to 6 million Shares of Its Common Stock
At a Purchase Price Not Less Than $1.25 and Not More Than $1.35 Per Share

THE TENDER OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL NOW EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON NOVEMBER 22, 2011, UNLESS THE TENDER OFFER IS FURTHER EXTENDED OR WITHDRAWN.

November 8, 2011

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

        On September 14, 2011, Gleacher & Company, Inc., a Delaware corporation (the "Company"), distributed documentation relating to the Company's offer to purchase for cash up to 10 million shares of its common stock, $0.01 par value (such shares, together with all other outstanding shares of common stock of the Company, are herein referred to as the "shares"), at a price not less than $1.30 and not more than $1.55 per share, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 14, 2011 (the "Original Offer to Purchase"), and the related Letter of Transmittal. The tender offer was previously scheduled to expire at 5:00 p.m., New York City time, on November 2, 2011.

        The Company has decreased the price range per share at which stockholders may tender their shares to a price not less than $1.25 and not more than $1.35 per share, less any applicable withholding taxes and without interest, and decreased the number of shares it is offering to purchase to up to 6 million shares of common stock, upon the terms and subject to the conditions set forth in the Original Offer to Purchase, dated September 14, 2011, as amended and supplemented by the Supplement to the Offer to Purchase, dated November 8, 2011 (together, the "Offer to Purchase"). The Company has also extended the Expiration Date of the tender offer to 12:00 midnight, New York City time, on November 22, 2011.

        The Original Offer to Purchase has been amended and supplemented by the enclosed Supplement to the Offer to Purchase and the related amended Letter of Transmittal (the "Amended Letter of Transmittal"). The Offer to Purchase and the Amended Letter of Transmittal, as each may be further amended or supplemented from time to time, together constitute the "Offer."

        Under the Offer, the Company's stockholders will have the ability to tender all or a portion of their shares at a price per share of not less than $1.25 and not more than $1.35. Based on the number of shares tendered and the prices specified by the tendering stockholders, the Company will determine the lowest per share price within the specified range that will allow it to buy 6 million shares or such lesser number of shares that are properly tendered. The Company will pay the single per share price for the shares properly tendered and not properly withdrawn and accepted for purchase pursuant to the Offer taking into account the number of shares properly tendered. The Company will purchase such shares validly tendered and not withdrawn upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Amended Letter of Transmittal, including the provisions relating to "odd lot" tenders, proration and conditional tender described in the Offer to Purchase.

        Shares not purchased because of proration or conditional tenders will be returned at the Company's expense to the stockholders who tendered such shares promptly after the Expiration Date (as defined in the Offer to Purchase). The Company also expressly reserves the right, in its sole discretion, to purchase additional shares subject to applicable legal requirements. See Section 1 of the Offer to Purchase.

        The Offer is not conditioned on any minimum number of shares being tendered. The Offer is, however, subject to a number of other conditions. See Section 7 of the Offer to Purchase.

        ALL PREVIOUS TENDERS OF SHARES BY STOCKHOLDERS PURSUANT TO THE INSTRUCTION FORM PREVIOUSLY PROVIDED TO THEM BY BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES ARE INVALID. FOR THESE STOCKHOLDERS, IF THEY HAVE ALREADY PROVIDED US WITH INSTRUCTIONS IN CONNECTION WITH THE ORIGINAL OFFER TO PURCHASE, THOSE INSTRUCTIONS ARE NO LONGER EFFECTIVE. IN ORDER TO PROPERLY TENDER THEIR SHARES THEY MUST PROVIDE US WITH NEW INSTRUCTIONS BY COMPLETING A NEW INSTRUCTION FORM AND DELIVERING IT TO US BEFORE THE EXPIRATION TIME OF THE TENDER OFFER.

        For your information and for forwarding to your clients for whom you hold shares registered in your name or in the name of your nominee, we are enclosing the following documents:

          1.     Supplement to the Offer to Purchase dated November 8, 2011;

          2.     Amended Letter of Transmittal for your use and for the information of your clients;

          3.     Amended Notice of Guaranteed Delivery to be used to accept the Offer if the shares and all other required documents cannot be delivered to the Depositary by the Expiration Date (as defined in the Offer to Purchase) or if the procedure for book-entry transfer cannot be completed on a timely basis; and

          4.     A form of letter that you may send to your clients for whose accounts you hold shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

        CERTAIN CONDITIONS TO THE OFFER ARE DESCRIBED IN SECTION 7 OF THE OFFER TO PURCHASE.

        WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON NOVEMBER 22, 2011, UNLESS THE OFFER IS FURTHER EXTENDED OR WITHDRAWN.

        For shares to be properly tendered pursuant to the Offer, either of the following must occur:

  •
  the share certificates or confirmation of receipt of such shares under the procedure for book-entry transfer, together with a properly completed and duly executed Amended Letter of Transmittal, including any required signature guarantees, or an "Agent's Message" (as defined in the Offer to Purchase) in the case of book-entry transfer, and any other documents required in the Amended Letter of Transmittal, must be timely received by the Depositary, or

  •
  the tendering stockholder must comply with the guaranteed delivery procedures, all in accordance with the Offer to Purchase and the Amended Letter of Transmittal.

        THE BOARD OF DIRECTORS HAS APPROVED THE TENDER OFFER. HOWEVER, NONE OF THE COMPANY, ITS BOARD OF DIRECTORS OR THE DEALER MANAGER MAKES ANY RECOMMENDATION TO STOCKHOLDERS AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING THEIR SHARES. STOCKHOLDERS MUST MAKE THEIR OWN DECISION AS TO WHETHER TO TENDER THEIR SHARES AND, IF SO, HOW MANY SHARES TO TENDER OR AT WHAT PRICE THEY CHOOSE TO TENDER THEIR SHARES. THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS WILL NOT TENDER ANY OF THEIR SHARES IN THE TENDER OFFER. SIMILARLY, MATLINPATTERSON DOES NOT INTEND TO TENDER ANY OF ITS SHARES INTO THE TENDER OFFER. SEE SECTION 11 OF THE OFFER TO PURCHASE.

        The Company will not pay any fees or commissions to any broker or dealer or other person (other than the Dealer Manager, Information Agent, trustee and plan administrator as described in the Offer to Purchase) for soliciting tenders of shares pursuant to the Offer. The Company will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers. The Company will pay all stock transfer taxes applicable to its purchase of shares pursuant to the Offer, subject to Instruction 8 of the Amended Letter of Transmittal. No broker, dealer, bank, trust company or fiduciary shall be deemed to be either our agent or the agent of the Company, the Information Agent or the Depositary for the purpose of the Offer.

        Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Information Agent or the undersigned at the addresses and telephone numbers set forth on the back cover of the Offer to Purchase.

        Capitalized terms used but not defined herein have the meanings assigned to them in the Offer to Purchase and the Amended Letter of Transmittal.

Very truly yours,
Gleacher & Company Securities, Inc.

        Enclosures.

        NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.